                                Exhibit 11
                                ----------
               Statements of Computation of Earnings Per Share
               -----------------------------------------------

                                                     Three Months Ended
                                                         December 31,
                                                  -------------------------
                                                      1995        1994
---------------------------------------------------------------------------

Primary Earnings Per Share:
---------------------------
Weighted average shares outstanding                 3,963,290  3,008,350
Options outstanding                                   131,887    166,967
Average exercise price                             $     9.24 $     7.56
                                                   ---------- ----------
Proceeds from the assumed exercise
  of options outstanding                           $1,218,636 $1,262,271
Average market price per share                     $    21.33 $    13.25
                                                   ---------- ----------
Assumed shares repurchased                             57,132     95,266
                                                   ---------- ----------
Common stock equivalents of options
  outstanding                                          74,755     71,701
                                                   ---------- ----------
Weighted average shares outstanding
  (including common stock equivalents)              4,038,045  3,080,051
                                                   ========== ==========

Net income                                         $2,374,879 $1,764,781
Preferred stock dividend                             (113,468)  (240,177)
                                                   ---------- ----------
Net income applicable to
  common stockholders                              $2,261,411 $1,524,604
                                                   ========== ==========

Earnings per common share                          $      .56 $      .50
                                                   ========== ==========

Fully Diluted Earnings Per Share:
---------------------------------
Weighted average shares outstanding                 3,963,290  3,008,350
Options outstanding                                   131,887    166,967
Average exercise price                             $     9.24 $     7.56
                                                   ---------- ----------
Proceeds from the assumed exercise
  of options outstanding                           $1,218,636 $1,262,271
Average market price per share                     $    21.33 $    13.25
                                                   ---------- ----------
Assumed shares repurchased                             57,132     95,266
                                                   ---------- ----------
Common stock equivalents of options
  outstanding                                          74,755     71,701
Assumed conversion of outstanding
  convertible debentures (1)                           40,572     40,661
Assumed conversion of outstanding
  preferred stock (2)                                 360,214    973,913
                                                   ---------- ----------
Weighted average shares outstanding
 (including common stock equivalents)               4,438,831  4,094,625
                                                   ========== ==========





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

                                 Exhibit 11
                                 ----------
          Statements of Computation of Earnings Per Share, continued
          ----------------------------------------------------------

                                                      Three Months Ended
                                                          December 31,
                                                 ---------------------------
                                                       1995        1994
----------------------------------------------------------------------------

Net income                                         $2,374,879   $1,764,781
Interest expenses associated with
  the convertible debentures (3)                       13,839       13,814
Income taxes (4)                                       (4,705)      (4,697)
                                                   ----------   ----------
Net income adjusted                                $2,384,013   $1,773,898
                                                   ==========   ==========

Earnings per common share                          $      .54   $      .43
                                                   ==========   ==========

(1) Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding                $  662,541   $  664,000
     Conversion price                              $    16.33   $    16.33
                                                   ----------   ----------
     Potentially dilutive shares                       40,572       40,661
                                                   ==========   ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

     Average Series A Preferred stock outstanding           -  $11,500,000
     Conversion price                                       -  $     12.50
                                                               -----------
     Potentially dilutive shares                            -      920,000
                                                               ===========

     Average Series B Preferred stock outstanding $ 7,564,500  $ 1,132,173
     Conversion price                             $     21.00  $     21.00
                                                  -----------  -----------
     Potentially dilutive shares                      360,214       53,913
                                                  ===========  ===========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4)  Income taxes have been computed at the Company's marginal tax rate of 34%.














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